SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 21, 2022

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices) (Zip Code)

514-744-6792

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Bausch Health Companies Inc. (the “Company”) held on Tuesday, June 21, 2022, the Company’s shareholders approved an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”) to, among other things, increase the number of common shares, no par value, of the Company (“Common Shares”) authorized for issuance under the 2014 Plan by 11,500,000 Common Shares. The amendment and restatement of the 2014 Plan had previously been approved by the Talent and Compensation Committee of the Company’s Board of Directors, subject to shareholder approval.

The principal features of the 2014 Plan are described in detail under “Proposal 3 -Approval of an Amendment and Restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on May 2, 2022, as supplemented from time to time (the “Proxy Statement”). The full text of the 2014 Plan, including the amendment and restatement, is attached as Exhibit B to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Company voted on the following four proposals, each of which is described in detail in the Company’s Management Proxy Circular and Proxy Statement. The results of each matter voted upon are as follows:

Proposal No. 1: Election of Directors. The shareholders elected the following individuals to the Company’s Board of Directors, to serve until the close of the Company’s 2023 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal:

Name	For	Withheld	Broker Non-Votes
Thomas J. Appio	208,484,011	4,473,053	70,926,205
Richard U. De Schutter	204,019,165	8,937,899	70,926,205
Brett Icahn	202,357,292	10,599,772	70,926,205
Dr. Argeris (Jerry) N. Karabelas	201,356,586	11,600,478	70,926,205
Sarah B. Kavanagh	204,141,525	8,815,539	70,926,205
Steven D. Miller	203,021,418	9,935,646	70,926,205
Dr. Richard C. Mulligan	195,477,842	17,479,222	70,926,205
Joseph C. Papa	176,759,880	36,197,184	70,926,205
Robert N. Power	153,014,215	59,942,849	70,926,205
Russel C. Robertson	199,201,436	13,755,628	70,926,205
Thomas W. Ross, Sr.	199,710,479	13,246,585	70,926,205
Amy B. Wechsler, M.D.	204,605,343	8,351,721	70,926,205

Proposal No. 2: Advisory Vote on Executive Compensation. The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative discussions contained in the Management Proxy Circular and Proxy Statement.

For	Against	Abstain	Broker Non-Votes
138,688,673	73,295,304	473,087	70,926,205

The Company has decided to include an advisory vote on executive compensation in its proxy materials every year until the next required vote on the frequency of advisory votes on executive compensation.

Proposal No. 3: Approval of an Amendment and Restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. The shareholders approved an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

For	Withheld
187,427,750	25,529,314

Proposal No. 4: Appointment of the Independent Registered Public Accounting Firm. The shareholders appointed PricewaterhouseCoopers LLP as the auditors for the Company to hold office until the close of the 2023 Annual Meeting of Shareholders and authorized the Company’s Board of Directors to fix the auditors’ remuneration.

For	Withheld
280,428,447	3,454,822

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Seana Carson
Name:	Seana Carson
Title:	Executive Vice President, General Counsel

Date: June 23, 2022